Exhibit 3.21

Form 207 (revised 9/03)	Certificate of Limited Partnership	This space reserved for office use
Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709		FILED
In the Office of the Secretary of State of Texas OCT 28 2003 Corporations Section
Pursuant to
Filing Fee: $750	Article 6132a-1

1. Name of Limited Partnership

The name of the limited partnership is as set forth below:

Indian Trails Limited Partnership

The name must contain the words “Limited Partnership.” or “Limited,” or the abbreviation “L.P.,” “LP,” or “Ltd.” as the last words or letters of its name. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

2. Principal Office

The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

Street Address 5999 New Wilke Road, Suite 504
City	State	Zip Code	Country
Rolling Meadows	Illinois	60008	USA
3. Registered Agent and Registered Office (Select and complete either A or B, then complete C.)

☒ A. The initial registered agent is an organization (cannot be partnership named above) by the name of:

CT Corporation System

OR
☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:
First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:
Street Address	City	State	Zip Code
1021 Main Street, Suite 1150	Houston	TX	77002
4. General Partner Information

The name, mailing address, and the street address of the business or residence of each general partner is as follows:
General Partner 1
Legal Entity: The general partner is a legal entity named:

Kimball Hill Homes Houston, L.P.

Individual: The general partner is an individual whose name is set forth below:
First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 1
Mailing Address	City	State	Zip Code

8584 Katy Freeway, Suite 2	Houston	Texas	77024

STREET ADDRESS OF GENERAL PARTNER 1
Street Address	City	State	Zip Code
Same
General Partner 2
Legal Entity: The general partner is a legal entity named:

Individual: The general partner is an individual whose name is set forth below:
Partner 2 — First Name	M.I.	Last Name	Suffix

MAILING ADDRESS OF GENERAL PARTNER 2
Mailing Address	City	State	Zip Code

STREET ADDRESS OF GENERAL PARTNER 2
Street Address	City	State	Zip Code

5 – Supplemental Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Effective Date of Filing

☒ A. This document will become effective when the document is filed by the secretary of state.
OR
☐ B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned sign this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

Kimball Hill Homes Houston Operations, L.L.C., its sole general partner

Name of General Partner 1 /s/ David K. Hill		Name of General Partner 2
David K. Hill, Manager Signature of General Partner 1		Signature of General Partner 2

[SEAL]

Office of the Secretary of State Corporations Section P.O. Box 13697 Austin, Texas 78711-3697

FILED In the Office of the Secretary of State of Texas OCT 29 2003 Corporations Section

ARTICLES/CERTIFICATE OF CORRECTION

This correction by the undersigned corporation, limited liability company, or out-of-state financial institution is submitted pursuant to article 1302-7.01, Texas Miscellaneous Corporation Laws Act. In the case of a limited partnership, this certificate of correction is made pursuant to section 2.13, Texas Revised Limited Partnership Act. The undersigned entity seeks to correct a document which is an inaccurate record of the entity action, contains an inaccurate or erroneous statement, or was defectively or erroneously executed, sealed, acknowledged or verified, and for this purpose states the following.

ARTICLE ONE

The name of the entity is	Indian Tralls Limited Partnership

ARTICLE TWO

The document to be corrected is the	Certificate of Limited Partnership

that was filed in the Office of the Secretary of State on the following date:	10/28/03

ARTICLE THREE

The inaccuracy, error, or defect to be corrected is:
The entity name was misspelled.

ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portion of the document reads as follows:

1. Name of Limited Partnership
The name of the limited partnership is as set forth below:
Indian Trails Limited Partnership

Indian Trails Limited Partnership
By:	Name of Entity /s/ Hal H. Barber
(A person authorized to sign on behalf of the entity.)